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                                                                  EXHIBIT 4(O)

                     MERRILL LYNCH LIFE INSURANCE COMPANY

                               ESTATE ENHANCER

                       DEATH BENEFIT ENHANCEMENT RIDER

This Rider is part of the Contract to which it is attached (the "Base Contract"). The effective date of this Rider is the Date of Issue for the Base Contract.

When this Rider is included in the Base Contract, the Death Benefit payable upon the death of the Owner prior to the Annuity Date, as described in Section
7.1.1 of the Base Contract, will be increased by the amount of any death benefit payable under this Rider.

If this Contract has co-owners, the attained age of the older co-owner on the effective date of this Rider will be used to determine the amount of the benefit payable under this Rider and the charge for such benefit. If this contract has a "non-natural owner", any references in this Rider to an owner will apply to the annuitant.

AMOUNT OF BENEFIT
The amount of the benefit payable under this Rider and the date we determine such amount are described in the Contract Schedule.

CHARGE FOR BENEFIT
The charge for the benefit payable under this Rider is a percentage of the Contract Value. The amount of the charge, how it is calculated, and when it is deducted from the Contract Value are described in the Contract Schedule.

SPOUSAL CONTINUATION
If a surviving spouse continues the Base Contract under its Spousal Continuation Provision, the value of the continued contract will be increased by the amount of any death benefit payable under this Rider.

If the surviving spouse is under the Maximum Owner Age shown in the Contract Schedule on the date he or she elects to continue the Base Contract, this Rider will also be continued. The effective date of this Rider will be reset to be the date the surviving spouse elects to continue the Base Contract. The benefit payable under this Rider and the charge for this benefit will be based on the Attained Age of the surviving spouse on the date he or she elects to continue the Base Contract. We will send the surviving spouse a Supplemental Contract Schedule showing the new effective date and describing the benefit and the charge.

CHANGE OF OWNER
If the owner of the Base Contract is changed, the benefit payable under this Rider and the charge for the benefit will be based on the age on the effective date of this Rider of the oldest of all owners of the Contract since the effective date of this Rider. We will send the owner a Supplemental Contract Schedule describing the benefit and the charge. No benefit will be payable under this Rider during the first two years following the change of an owner.

TERMINATION
Election of the Death Benefit Enhancement Rider is irrevocable. This Rider will terminate if:

   1. a spousal co-owner continues the Base Contract under its Spousal Continuation Provision and is, or is older than, the Maximum Owner Age shown in the Contract Schedule on the date he or she elects to continue the Base Contract; or




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   2.  the owner of the Base Contract is changed and the new owner was, or was older than, the Maximum Owner Age shown in the Contract Schedule on the effective date of this Rider; or

   3.  the Base Contract is annuitized or otherwise terminates; or

   4.  a non-spousal ownership change is made under the Base Contract.


The benefit provided by this Rider is subject to all the terms and conditions of this Rider and the Base Contract.



                                      MERRILL LYNCH LIFE INSURANCE COMPANY



                                      By: /s/ BARRY G. SKOLNICK
                                        ----------------------------------
                                                    Secretary







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                     MERRILL LYNCH LIFE INSURANCE COMPANY

                               ESTATE ENHANCER

                       DEATH BENEFIT ENHANCEMENT RIDER

This Rider becomes part of the Contract to which it is added (the "Base Contract") as of the effective date shown on the attached Supplemental Contract Schedule.

After this Rider becomes effective, the Death Benefit payable upon the death of the Owner prior to the Annuity Date, as described in Section 7.1.1 of the Base Contract, will be increased by the amount of any death benefit payable under this Rider.

If this Contract has co-owners, the attained age of the older co-owner on the effective date of this Rider will be used to determine the amount of the benefit payable under this Rider and the charge for such benefit. If this contract has a "non-natural owner", any references in this Rider to an owner will apply to the annuitant.

AMOUNT OF BENEFIT
The amount of the benefit payable under this Rider and the date we determine such amount are described in the Supplemental Contract Schedule.

CHARGE FOR BENEFIT
The charge for the benefit payable under this Rider is a percentage of the Contract Value. The amount of the charge, how it is calculated, and when it is deducted from the Contract Value are described in the attached Supplemental Contract Schedule.

SPOUSAL CONTINUATION
If a surviving spouse continues the Base Contract under its Spousal Continuation Provision, the value of the continued contract will be increased by the amount of any death benefit payable under this Rider.

If the surviving spouse is under the Maximum Owner Age shown in the Supplemental Contract Schedule on the date he or she elects to continue the Base Contract, this Rider will also be continued. The effective date of this Rider will be reset to be the date the surviving spouse elects to continue the Base Contract. The benefit payable under this Rider and the charge for this benefit will be based on the Attained Age of the surviving spouse on the date he or she elects to continue the Base Contract. We will send the surviving spouse a new Supplemental Contract Schedule showing the effective date and describing the benefit and the charge.

CHANGE OF OWNER
If the owner of the Base Contract is changed, the benefit payable under this Rider and the charge for this benefit will be based on the age on the effective date of this Rider of the oldest of all owners of the Contract since the effective date of this Rider. We will send the owner a new Supplemental Contract Schedule describing the benefit and the charge. No benefit will be payable under this Rider during the first two years following the change of an owner.

TERMINATION
Election of the Death Benefit Enhancement Rider is irrevocable. This Rider will terminate if:

   1. a spousal co-owner continues the Base Contract under its Spousal Continuation Provision and is, or is older than, the Maximum Owner Age shown in the Supplemental Contract Schedule on the date he or she elects to continue the Base Contract; or









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   2.  the owner of the Base Contract is changed and the new owner was, or was older than, the Maximum Owner Age shown in the Supplemental Contract Schedule on the effective date of this Rider; or

   3.  the Base Contract annuitizes or otherwise terminates; or

   4.  a non-spousal ownership change is made under the Base Contract.

The benefit provided by this Rider is subject to all the terms and conditions of this Rider and the Base Contract.




                                    MERRILL LYNCH LIFE INSURANCE COMPANY


                                    By: /s/ BARRY G. SKOLNICK
                                      -----------------------------------
                                                   Secretary









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